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                     [OMNI ENERGY SERVICES CORP. LETTERHEAD]


FOR IMMEDIATE RELEASE                                                 NO. 03-01


FOR MORE INFORMATION CONTACT: G. Darcy Klug, Chief Financial Officer
PHONE: (337) 896-6664

                        OMNI ENERGY REPORTS 2002 RESULTS
                    Revenues and Profits Continue to Improve

         CARENCRO, LA - APRIL 1, 2003 - OMNI ENERGY SERVICES CORP. (NASDAQ NM:
OMNI), reported net income of $1.2 million, or $0.14 per diluted share, on revenues of $27.8 million for the twelve months ended December 31, 2002. Net income for the twelve months ended December 31, 2001 was $5.7 million. Excluding a non-recurring gain of $7.5 million, OMNI had previously reported a net loss of $1.8 million, or ($0.19) per diluted share, on revenues of $23.7 million for the twelve-month period ended December 31, 2001. OMNI used 8,745,000 and 9,844,000 diluted shares at December 31, 2002 and 2001, respectively for calculating diluted earnings per share.

         Cash flow generated from operations for the year ended 2002 totaled $5.7 million as compared to $3.0 million for the year ended 2001. OMNI also reported a 30% improvement in its year end working capital while reducing its senior secured term indebtedness by almost $1.0 million. After preferred stock dividends, OMNI reported net earnings applicable to common and common equivalent shares of $0.7 million (0.08 per diluted share) and $4.9 million ($0.50 per diluted share) for the years ended December 31, 2002 and 2001, respectively.

         "Despite continued difficult market conditions, we are pleased to report dramatic improvements in our profit margins as operating revenues increased 17% in 2002," said James C. Eckert, Chairman and Chief Executive Officer. "Seismic drilling revenues in fact increased 36%, or $6.5 million, as we continued to maintain our dominant market position in the transition zone. The increased seismic drilling revenues was partially offset by revenue declines in our other divisions as we continued to concentrate our personnel, equipment and available working capital on our core business and restructure other business segments," continued Eckert.

         "We are really proud of the efforts of our management group. The entire reported operating loss for 2001 was incurred prior to the April 1, 2001 arrival of OMNI's new management team. For the first quarter of 2001, OMNI reported a net loss from operations of $1.6 million, excluding the non-recurring gain of $7.5 million, on revenues of $4.2 million. OMNI reported an operating loss of $1.0 million for the entire 2001 year including an asset impairment charge of $0.6 million. The operating income was $1.9 million for 2002. With the implementation of our restructuring plans, our new management group has been able to continually report operating profits since their arrival despite these adverse market conditions. "



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         "In 2002, management continued to restructure and improve our operations, first by acquiring the assets of AirJac Drilling in a strategic industry consolidation. OMNI then implemented plans to revamp its aviation fleet returning that division to profitability. Through continued stringent controls over operating costs, profit margins improved and corporate overhead was maintained. This also translated into increased cash generated from our operations. The increased cash flow was used to improve OMNI's working capital position and reduce debt. Further, to facilitate our current and future growth, management completed a new $10.5 million senior credit agreement and restructured the remaining senior credit facilities. We believe OMNI is now well positioned to not only meet the demands of this difficult market but to aggressively pursue strategic market opportunities we believe now exist," concluded Eckert.

         Headquartered in Carencro, LA, OMNI Energy offers a broad range of integrated services to both geophysical and production companies engaged in the acquisition of on-shore seismic data. The company provides its services through several business units: Seismic Drilling, Helicopter Support, Permitting and Seismic Survey. OMNI's services play a significant role with geophysical companies who have operations in both marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks associated with OMNI's dependence on activity in the oil and gas industry, labor shortages, international expansion, rapid growth, dependence on significant customers, seasonality and weather risks, competition, technological evolution and other risks detailed in the Company's filings with the Securities and Exchange Commission

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                           OMNI ENERGY SERVICES CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                                                2002             2001             2000
                                                                             ----------       ----------       ----------
                                                                                 (In Thousands, except per share data)
Operating revenue                                                            $   27,796       $   23,686       $   16,563
Operating expense                                                                22,142           20,893           20,212
                                                                             ----------       ----------       ----------
     Gross profit (loss)                                                          5,564            2,793           (3,649)

General and administrative expense                                                3,771            3,126            5,999
Asset impairment and other charges                                                  ---              632           11,284
                                                                             ----------       ----------       ----------
     Operating income (loss)                                                      1,883             (965)         (20,932)
Interest expense                                                                  1,079            1,300            3,012
Other (income) expense                                                               (4)          (7,929)           1,846
                                                                             ----------       ----------       ----------
     Income (loss) before taxes                                                     808            5,664          (25,790)

Income tax benefit                                                                  400              ---              ---
                                                                             ----------       ----------       ----------
     Income (loss) before minority interest                                       1,208            5,664          (25,790)
Minority interest in loss of subsidiaries                                           ---              ---              (17)
                                                                             ----------       ----------       ----------
          Net income (loss)                                                       1,208            5,664          (25,773)
Accretion of preferred stock                                                       (484)            (726)             ---
                                                                             ----------       ----------       ----------
Net earnings (loss) applicable to common and common
equivalent shares                                                            $      724       $    4,938       $  (25,773)
                                                                             ==========       ==========       ==========

Basic income (loss) per common share:                                        $     0.08       $     0.55       $    (4.43)
Diluted income (loss) per common share:                                      $     0.08       $     0.50       $    (4.43)

Number of shares used in calculating earnings (loss) per share:
Basic                                                                             8,739            9,015            5,819
Diluted                                                                           8,745            9,844            5,819

The accompanying notes are an integral part of these consolidated financial statements.